Exhibit 10.6

ASSIGNMENT, TERMINATION AND RELEASE AGREEMENT

This Assignment, Termination and Release Agreement (“Agreement”) is entered into as of March   21, 2013 by and among OSL Holdings Inc., a Nevada corporation (the "Company"), Asher Enterprises, Inc., a Delaware corporation (“Asher” or “Assignor”), Samuel Kotch, an individual ("S. Kotch") and Benjamin Kotch, an individual (“B. Kotch”) (S. Kotch and B. Kotch, each an “Assignee” and collectively the “Assignees”). The Company, Asher and the Assignees may collectively be referred to herein as the “Parties.”

RECITALS

WHEREAS, the Company issued to Asher those certain 8% convertible promissory notes (the “Notes”) on their respective issue dates as listed on Schedule A attached hereto, pursuant to those certain corresponding securities purchase agreements dated as of the respective issue dates of the Notes (the “SPAs”) in the aggregate principal amount of $135,500;

WHEREAS, as of the date of this Agreement, the amount of unpaid principal owed to Asher pursuant to the Notes is $124,520 (the “Outstanding Balance”);

WHEREAS, Asher desires to transfer to the Assignees and the Assignees wish to receive, Asher’s rights to the Outstanding Balance due on the Notes (the "Transferred Principal") and interest to be accrued thereon from and after the date hereof, pursuant to the terms of the Notes (collectively with the Transferred Principal, the "Transferred Obligation");

WHEREAS, in connection with and in consideration of Asher’s transfer of the Transferred Obligation to the Assignees in full satisfaction of the Company’s obligations to Asher under the Notes and the SPAs, the Parties have agreed that Asher will receive a payment of $125,500 (the “Asher Payment”) and Asher and the Company will terminate all outstanding obligations between them under the Notes and the SPAs and provide mutual waiver and release of all rights and claims each may have against the other, if any.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.             Incorporation of Recitals.  The recitals to this Agreement are an integral part of this Agreement and are hereby incorporated as a part of this Agreement as if set forth in it.

2.             Transfer and Assignment.  Pursuant to Section 4.4 of the Notes (i) Assignor hereby sells, assigns, transfers and conveys unto each of the Assignees, individually, 50% of (1) all of Assignor's rights to receive the Transferred Obligation pursuant to the terms of the Notes, and (2) all of the other rights and benefits of Assignor under the Notes in respect of the Transferred Obligation in the amounts set forth on Schedule A and (ii) the Assignees each hereby agree to be bound by the terms of the Notes.

3.             Interest.  From and after the date hereof, the Transferred Principal shall accrue interest in accordance with Notes and each Assignee shall have the right to receive 50% of all such accrued interest in accordance with the terms of the Notes.

4.             Agreement to be Bound.  The Company agrees to be bound by all the terms and conditions of the Notes in its payment of the Transferred Obligation to the each of the Assignees.

5.             Termination and Payment. Immediately upon the execution of this Agreement and delivery by each of the Assignees to Asher, by wire transfer of immediately available funds per the instructions listed on Schedule B attached hereto, of 50% of the Asher Payment, the SPAs shall be terminated and neither Asher nor the Company shall have any further rights or obligations thereunder. Delivery of the entire Asher Payment must take place on or before 4 pm EST on March 21, 2013 in order for this Agreement to be binding on the Parties.

6.             Complete Release by Asher. Asher, its officers, directors and affiliates each irrevocably and unconditionally releases any and all claims, liabilities, promises, debts, causes of action, charges, expenses, costs or similar rights of any type or nature that it may have against the Company, any of its representatives, assigns, shareholders, officers, directors, employees, attorneys, agents, and any other persons acting by, through under or in concert with any of the foregoing (the “Company Releasees”), from the beginning of the world to the date hereof. This release covers both claims that Asher knows about and those Asher does not know about.  Asher understands the significance of this release of unknown claims and their waiver of any statutory protection against a release of unknown claims.  Asher expressly waives the protection of any such governmental statutes or regulations.

7.             Complete Release by the Company. The Company irrevocably and unconditionally releases any and all claims, liabilities, promises, debts, causes of action, charges, expenses, costs or similar rights of any type or nature that it may have against Asher, any of its employees, officers, directors, representatives, assigns, attorneys, agents, and any other persons acting by, through under or in concert with any of the foregoing (the “Asher Releasees”), from the beginning of the world to the date hereof. This release covers both claims that the Company knows about and those the Company does not know about.  The Company understands the significance of this release of unknown claims and their waiver of any statutory protection against a release of unknown claims.  The Company expressly waives the protection of any such governmental statutes or regulations.

8.             Representations and Warranties.

a.	Asher. In addition to the release of claims provided for in Section 6, Asher makes the following representations and warranties to the Company and the Assignees:
i.
Ashes shall never file or prosecute, and has never filed or caused to filed, a lawsuit, administrative complaint or charge, or other complaint or charge asserting any claims that are released by this Agreement;

ii.	Asher is the true record and beneficial owner of the Notes;
iii.	No pledges, liens or encumbrances have been placed against the Notes;
iv.	Upon receipt of the Asher Payment, termination of the SPAs and execution of this Agreement, the Company shall have no further obligation to Asher whatsoever; and
v.
Asher has reviewed the terms of this Agreement with its counsel and has obtained all corporate consents necessary for this Agreement to be valid, binding and enforceable against Asher in accordance with its terms.

b.	Company. In addition to the release of claims provided for in Section 7, the Company makes the following representations and warranties to Asher and the Assignees:
i.
The Company shall never file or prosecute, and has never filed or caused to be filed, a lawsuit, administrative complaint or charge, or other complaint or charge asserting any claims that are released by this Agreement.

ii.
The Company has reviewed the terms of this Agreement with its counsel and has obtained all corporate consents necessary for this Agreement to be valid, binding and enforceable against the Company in accordance with its terms.

9.             Consequences of Violation of Promises.  If any of the representations and warranties made by either Asher or the Company in Section 8 was false when made, the party violating the promise will pay reasonable attorneys’ fees and all other costs incurred as a result of such breach or false representation, such as, by way of example and not by way of limitation, the innocent party’s cost of defending any suit brought with respect to a claim released by it. The representations and warranties in Section 8 shall also survive execution of this Agreement and satisfaction of the terms hereunder.

10.           Miscellaneous.

a.	Severability. The provisions of this Agreement are severable. If any part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

b.	Governing Law. This Agreement shall be governed by the internal laws of the State of New York without regard to principles of conflicts of laws.

c.	Entire Agreement. This is the entire Agreement between the Parties and supersedes any prior agreements, whether written or oral with respect to the subject matter hereof.

d.
Successors. This Agreement shall bind both the Parties' heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of all Company Releasees and Asher Releasees and the respective heirs, administrators, representatives, executors, successors and assigns of all Company Releasees Asher Releasees.

e.	Amendment. This Agreement may not be modified or cancelled in any manner except by a writing signed by all Parties.

f.
Notices. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable nationwide overnight courier service with charges prepaid, or (iv) transmitted by hand delivery or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by electronic mail at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the next business day following the date of mailing by nationwide overnight courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

OSL HOLDINGS INC. f/k/a RED ROCK PICTURES HOLDINGS INC.
60 Dutch Hill Road - Suite 15
Orangeburg, NY 10962
Attn: Bob Rothenberg
Email: brothenberg@oslholdings.com

     With a copy by electronic mail only to (which copy shall not constitute notice):

RICHARDSON & PATEL LLP
The Chrysler Building
405 Lexington Avenue, 49th Floor
New York, NY 10174
Attn: David N. Feldman, Esq.
Email: dfeldman@richardsonpatel.com

If to the Buyer:

ASHER ENTERPRISES, INC.
1 Linden Pl., Suite 207
Great Neck, NY 11021
Attn: Curt Kramer, President
Email: ckramer6@bloomberg.net

With a copy by electronic mail only to (which copy shall not constitute notice):

BERNARD S. FELDMAN, P.C.
80 Cuttermill Road, Suite 410
Great Neck, NY 11021
Attn: Bernard S. Feldman, Esq.
Email: Bsf.Pc@verizon.net

Each party shall provide notice to the other party of any change in address.

g.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which together shall constitute one instrument.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment, Termination and Release Agreement to be duly executed and delivered as of the date first written above.

ASSIGNOR:

ASHER ENTERPRISES, INC.

By:	/s/ Curt Kramer
Name:	Curt Kramer
Title:	President

ASSIGNEES:

/s/ Samuel Kotch
SAMUEL KOTCH, an Individual

/s/ Benjamin Kotch
BENJAMIN KOTCH, an Individual

COMPANY:

OSL HOLDINGS INC.

By:	/s/ Bob Rothenberg
Name:	Bob Rothenberg
Title:	President

[Signature Page to Assignment, Termination and Release Agreement]

SCHEDULE A

Notes

Note	Issue Date	Principal Amount	Outstanding Balance	Amount to Each Assignee
#2	January 20, 2012	$32,500	$22,550	$11,275
#3	June 15, 2012	$53,000	$51,970	$25,985
#4	July 12, 2012	$27,500	$27,500	$13,750
#5	October 19, 2012	$22,500	$22,500	$11,275
	Total:	$135,500	$124,520	$62,260

SCHEDULE B

Asher Wire Instructions